FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2004

Entrust Financial Services, Inc.
(Exact Name of Small Business Issuer as specified in its charter)

Colorado	0-23965	84-1374481
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	File Number)

6795 E. Tennessee Ave., 5th Floor, Denver, CO        80224
(Address of principal executive offices)                      (Zip Code)

(303) 322-6999
(Registrant's telephone number, including area code)

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

References in this document to “us,” “we,” or “the Company” refer to Entrust Financial Services, Inc, its predecessors and its subsidiaries.

Item 1. Changes in Control of Registrant.
Not Applicable

Item 2. Acquisition or Disposition of Assets.
Not Applicable

Item 3. Bankruptcy or Receivership.
Not Applicable

Item 4. Changes in Registrant’s Certifying Accountant.
Not Applicable

Item 5. Other Events.

On December 31, 2002, we borrowed Two Million Dollars from BBSB, LLC, a private Colorado limited liability company, with whom we had no prior affiliation. On that date, we executed a Convertible Promissory Note (the “Note). In the event the Note was converted into shares at a $3.00 conversion price, these new shares could be registered under a Registration Rights Agreement. The Note was secured by the stock and assets of Entrust Mortgage, Inc., our wholly owned subsidiary. On July 24, 2003, BBSB, LLC notified us that it believed we were in default under the Note.

We have since renegotiated the Note with BBSB, LLC. and have executed an Amended and Restated Convertible Promissory Note (the “New Note”) and an ancillary agreement, which together supercede the Note. Under the terms of the New Note, we will pay a total of $2,000,000 in principal amount and approximately $822,000 in accrued final interest, according to the following schedule: $500,000 was be paid immediately upon the execution of the New Note; $22,000 shall be paid in immediately available funds on or before July 1, 2004; and $100,000 shall be paid in immediately available funds on the first day of each month commencing October 1, 2004 and ending on December 1, 2004. This will mean aggregate payments of approximately $822,000 in accrued interest.

We will pay the principal amount on the New Note as follows: $50,000 shall be paid on the first day of each month commencing on April 1, 2004 and ending on September 1, 2004; and $100,000 shall be paid on the first day of each month commencing on January 1, 2005 and ending on the Maturity Date. The principal amount will bear interest at the rate of 12% per annum, which will also be paid monthly.

We will have the right to prepay the New Note at any time, upon the payment of all principal amount and accrued interest, represented by the $822,000 and 12% interest per annum on the principal amount. BBSB, LLC will have the right to convert the principal amount to common stock at $.50 per share in lieu of payment of principal amount.

Company was in default under the terms of the Original Note. In exchange for restructuring the Original Note, BBSB agrees to waive all the Company’s uncured Events of Default and the Company is longer required to make deposits into the sinking fund account.

All terms and conditions of the Guaranty and the Security Agreement, the Pledge Agreement, the Registration Rights Agreement and the Escrow Agreement shall remain in full force and effect.

Item 6. Resignation of Registrant’s Directors.
Not Applicable

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

10.13 Agreement with BBSB, LLC
10.14 Amended and Restated Convertible Promissory Note with BBSB, LLC

Item 8. Change in Fiscal Year.
Not Applicable

Item 9. Regulation FD Disclosure.
Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entrust Financial Services, Inc.

Date: April 19, 2004	By: /s/ Scott J. Sax Scott J. Sax President